HOUSEHOLD

"BALANCING RISK AND REWARD IN CONSUMER LENDING"

Walt Rybak
Vice President - Credit Risk

January 21-22, 2003

CONSUMER LENDING

Credit Risk Management

- Responsibilities include:
  - Score card development
  - Underwriting analytics
  - Underwriting decision trees
  - Collection analytics
  - Loss forecasting
  - Credit risk system implementation
- Staff of 55 Analytical Specialists
  - Managers have 12+ years of experience

HOUSEHOLD

SCORECARD DEVELOPMENT

Consumer Lending

- Manager has 17 years experience
  - 6 scorecard development professionals on staff
  - Plans to expand group
- We believe in proprietary scorecards
  - Scorecards are product specific
  - Scorecards capture extensive data
    - Application
    - Prior payment history with Household
    - Credit bureau attributes

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SCORECARD DEVELOPMENT

Consumer Lending

- Scorecards are rebuilt at least every 2 years; or sooner if needed
- Corporate credit must approve model development
- Scorecard performance is validated on a regular basis
  - Scores and approval rate monitored monthly
  - Delinquency forecasts validated quarterly

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UNDERWRITING ANALYTICS

Consumer Lending

- 13 analysts review underwriting
  - Portfolio performance is reviewed every month
  - Regular review meetings with underwriting on policy and practices
  - Test and amend cutoffs
  - Decision trees developed with underwriting

HOUSEHOLD

UNDERWRITING ANALYTICS

Consumer Lending

- For real estate loans we believe in the "3C's"
  - Credit: Probability of default as predicted by our scorecard
  - Capacity: Ability to repay the debt measured as debt-to-income and disposable income
  - Collateral: Quality of the property
- We rely on our scorecards to evaluate credit, however underwriting personnel
  - Evaluate income and ability to repay loan
  - Reviews appraisals
  - Make judgements on exceptions to policy

COLLECTION ANALYTICS

Consumer Lending

- 12 Collection Analysts are responsible for:
  - Collection strategy development
  - Strategy analytics
  - Direct mail campaigns
  - Database development and maintenance
  - System implementation

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COLLECTION ANALYTICS

Consumer Lending

- Strongly believe in "test and learn" approach
  - Accounts randomly assigned to groups
  - Different actions applied
  - Different offers made
  - Tests are tracked up to one year after installation
- Restructure policies are used to:
  - Maximize cash flow
  - Retain customers

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